EXHIBIT 21

SUBSIDIARIES

1.	AEX, Inc.
2.	AXEX, L.L.C.
3.	Burns Drilling Company
4.	Chuska Resources Corporation
5.	D-FW Resources Management Inc.
6.	Faulkinberry Oil & Gas Company, Inc.
7.	Fisher-Webb, Inc.
8.	Global Energy Development Ltd.
9.	Global Energy Development PLC (85% owned)
10.	Harken Bahrain Oil Company
11.	Harken Canada, Ltd.
12.	Harken Capital Corporation
13.	Harken Costa Rica Holdings L.L.C. (40% owned)
14.	Harken de Colombia, Ltd.
15.	Harken de Colombia II, Limitada
16.	Harken de Colombia III, Limitada
17.	Harken de Colombia Holdings
18.	Harken de Panama Holdings Ltd.
19.	Harken de Panama Ltd.
20.	Harken de Peru Holdings
21.	Harken de Venezuela
22.	Harken del Peru Limitada
23.	Harken Energy West Texas Inc.
24.	Harken Exploration Company
25.	Harken Focus Production Company
26.	Harken Gulf Exploration Company
27.	Harken Operating Company
28.	Harken South America, Ltd.
29.	Harken TX Acquisition Corporation (f/k/a Search Acquisition Corp.)
30.	Kendrick & Mulligan Oil & Gas Incorporated
31.	Kennedy & Mitchell, Inc.
32.	KMI Acquisition Corporation
33.	KMI Capital Corporation
34.	McCulloch Energy, Inc.
35.	Gulf Energy Management Company (f/k/a Patriot Exploration & Production Co.)
36.	South Coast Exploration Company
37.	Sunfield Energy Company
38.	Supreme Well Service Company
39.	XPLOR Energy Holding Company
40.	XPLOR Energy, Inc.
41.	XPLOR Energy Operating Company
42.	XPLOR Energy SPV-I, Inc.